UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 6, 2024

FRANKLIN RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-09318	13-2670991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Franklin Parkway, San Mateo, CA 94403
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 312-2000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	BEN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On February 6, 2024, the Board of Directors (the “Board”) of Franklin Resources, Inc. (the “Company”) removed Ms. Gwen L. Shaneyfelt as Chief Accounting Officer of the Company pursuant to various organizational changes. As of such date, Ms. Shaneyfelt will no longer serve as principal accounting officer of the Company but will remain with the Company serving as an executive vice president.

(c) On February 6, 2024, the Board appointed Ms. Lindsey H. Oshita, currently Senior Vice President and Chief Accounting Officer – Americas for the Company, as Chief Accounting Officer and the principal accounting officer of the Company. Ms. Oshita, age 41, has served as Senior Vice President and Chief Accounting Officer – Americas for the Company since September 2019. She previously served as Director of Global Accounting Policy for the Company from October 2014 to September 2019. She has served as a corporate officer of certain subsidiaries of the Company since September 2019. She joined the Company in December 2009.

(e) At the annual meeting of stockholders of the Company held on February 6, 2024 (the “Annual Meeting”), the Company’s stockholders approved an amendment and restatement of the Company’s 2002 Universal Stock Incentive Plan (“USIP”) to increase the number of shares of common stock, par value $0.10 per share, of the Company available for delivery under the USIP by 25 million shares. A brief description of the terms and conditions of the USIP is set forth in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on December 27, 2023 (the “Proxy Statement”) under the heading “Proposal No. 3: Approval of an Amendment and Restatement of the Company’s 2002 Universal Stock Incentive Plan.” The descriptions of the USIP contained herein and in the Proxy Statement are qualified in their entirety by reference to the full text of the USIP that is attached hereto as Exhibit 10.1.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The matters voted upon at the Annual Meeting and the final voting results were as follows:
1.To elect 11 directors to the Board to hold office until the next annual meeting of stockholders or until that person’s successor is elected and qualified or until his or her earlier death, resignation, retirement, disqualification or removal.
Each of the 11 nominees for director was elected, and the voting results are set forth below:

Name of Director	For	Against	Abstain	Broker Non-Votes
Mariann Byerwalter	409,038,370	5,723,416	172,643	31,658,494
Alexander S. Friedman	408,155,264	6,581,895	197,270	31,658,494
Gregory E. Johnson	409,317,767	5,515,510	101,152	31,658,494
Jennifer M. Johnson	412,552,601	2,237,024	144,804	31,658,494
Rupert H. Johnson, Jr.	412,453,008	2,327,094	154,327	31,658,494
John Y. Kim	369,136,553	45,607,735	190,141	31,658,494
Karen M. King	370,326,634	44,428,939	178,856	31,658,494
Anthony J. Noto	408,496,263	6,520,957	187,209	31,658,494
John W. Thiel	369,864,383	44,754,850	315,196	31,658,494
Seth H. Waugh	356,174,433	58,571,677	188,319	31,658,494
Geoffrey Y. Yang	360,525,573	54,217,693	191,163	31,658,494
2.To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2024.
The appointment of PricewaterhouseCoopers LLP was ratified, and the voting results are set forth below:

For	Against	Abstain
440,402,679	6,040,640	149,604
3.To approve an amendment and restatement of the 2002 Universal Stock Incentive Plan.
The Amended and Restated 2002 Universal Stock Incentive Plan was approved, and the voting results are set forth below:

For	Against	Abstain	Broker Non-Votes
355,773,464	58,840,097	320,868	31,658,494

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The exhibits listed on the Exhibit Index are incorporated herein by reference.

Exhibit Index

Exhibit No.	Description
10.1	Franklin Resources, Inc. 2002 Universal Stock Incentive Plan (as amended and restated effective February 6, 2024) (filed herewith)*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Management contract or compensatory plan or arrangement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN RESOURCES, INC.

Date:	February 8, 2024	/s/ Thomas C. Merchant
Thomas C. Merchant
Executive Vice President, General Counsel and Secretary

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